Exhibit 26(a)

Resolution of the Board of Directors of

Western Reserve establishing the

separate account

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Action by Unanimous Written Consent of the Board of Directors

The undersigned, being all of the members of the Board of Directors of Western Reserve Life

Assurance Co. of Ohio (the “Company”), hereby waive all formal requirements, including the necessity of holding a formal or informal meeting, and any requirement that notice of such meeting be given, and hereby unanimously consent in writing to and approve the following actions:

RESOLVED, that the Company, pursuant to the applicable provisions of the Ohio Insurance Code, hereby establishes six separate accounts designated “WRL Series Life Account B”, “WRL Series Life Account C”, “WRL Series Life Account D”, “WRL Series Life Account E”, “WRL Series Life Account F”, and WRL Series Life Account G”, (hereinafter “the Accounts”) for the following use and purposes, and subject to such conditions as hereafter set forth, said use, purposes and conditions to be in full compliance with the Ohio Insurance Code and all rules and regulations of the Ohio Insurance Department;

FURTHER RESOLVED, that the Accounts shall be established for the purpose of providing for the issuance by the Company of such variable life insurance policies or private placement variable universal life policies (“Policies”) as the President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to the Company which are to be applied under the terms of such Policies; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Accounts shall, in accordance with the Policies, be credited to or charged against such Accounts without regard to either income, gains or losses of another separate account or of the Company; and

FURTHER RESOLVED, that the portion of the assets of the Accounts equal to the reserves and other policy liabilities with respect to the Accounts shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

FURTHER RESOLVED, that the fundamental investment policy of each Account shall be to invest or reinvest the assets of the Account in securities issued by investment companies (“Mutual Funds”) registered or not registered under the Investment Company Act of 1940, as amended, as may be specified in the respective Policies; and

FURTHER RESOLVED, that separate investment divisions be, and hereby are, established within the Accounts to which payments under the Policies will be allocated in accordance with instructions received from policyowners, and that the President be, and hereby is, authorized to add, combine or remove any investment division of the Accounts as he deems necessary or appropriate; and

Written Consent

January, 2002

FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each investment division of the Accounts shall, in accordance with the Policies, be credited to or charged against such investment division of the Accounts without regard to other income, gains or losses of any other investment division of the Accounts; and

FURTHER RESOLVED, that the President or Vice Presidents each be, and hereby is, authorized to deposit such amount in the Accounts or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Accounts’ operations; and

FURTHER RESOLVED, that the President or Vice Presidents each be, and hereby is, authorized to transfer funds from time to time between the Company’s general account and the Accounts in order to establish the Accounts or to support the operation of the policies with respect to the Accounts as deemed necessary or appropriate and consistent with the terms of the Policies; and

FURTHER RESOLVED, that the President of the Company be, and hereby is, authorized to change the designation of the Accounts to such other designation as he may deem necessary or appropriate; and

FUTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company’s auditors, legal counsel and independent consultant or others as they may require, be, and they hereby are, authorized and directed to take any and all action as necessary to: (a) register the Accounts as a unit investment trust under which the Accounts are registered or to de-register the Accounts as they deem necessary or appropriate; (b) register the Policies in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which may be deemed necessary in connection with the offering of said Policies for sale and the operation of the Accounts in order to comply with the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable Federal laws, including the filing of any registration statements, any amendments to registrations statements, any undertakings, and any applications, and any amendments to such applications, for exemptions from the Investment Company Act of 1940, as amended, or other applicable Federal laws as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President, the Vice President and Secretary, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Accounts, and by the Company as sponsor and depositor, as such filings may be deemed necessary, Form of Notification of Registration on Form N-8A or such comparable form as may be in effect at such time, a Registration Statement

Written Consent

January, 2002

registering the Accounts as an investment company under the Investment Company Act of 1940, as amended, a Registration Statement under the Securities Act of 1933 registering the Policies, and applications for exemptions from the Investment Company Act of 1940, as amended, or other applicable Federal laws, and any and all amendments to the foregoing on behalf of the Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, that Thomas E. Pierpan, 570 Carillon Parkway, St. Petersburg, Florida 33716-1202, is hereby appointed as agent for service under such registration statements and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the Company be authorized and directed to obtain any required approvals with respect to the establishment of the Accounts and marketing of the Policies, from the Commissioner of Insurance of Ohio, and any other statutory or regulatory approvals required by the Company as an Ohio Corporation; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Accounts and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Policies, including any registrations, filings, and qualifications of the Company, its officers, agents and employees, and the Policies under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or counsel deem it to be in the best interests of the Accounts and the Company; and

FURTHER RESOLVED, that the President, the Vice Presidents and the Secretary of the Company be, and they hereby are, each authorized in the name and on behalf of the Accounts and the Company to execute and file irrevocable written consent on the part of the Accounts and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with said registration or qualification of Policies and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Accounts and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President and the Vice Presidents of the Company be, and hereby are, authorized to cause the Company to institute procedures for providing voting rights for owners of such Policies with respect to securities owned by the Accounts; and

FURTHER RESOLVED, that the President and the Vice Presidents of the Company are hereby authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Policies to provide distribution

Written Consent

January, 2002

services, with one or more registered investment advisers to provide investment advisory services, and with one or more qualified banks or other qualified entities to provide administrative and/or custodial services, all in connection with the establishment, operation and maintenance of the Accounts and the design, issuance, and administration of the Policies; and

FURTHER RESOLVED, that the Company be authorized as deemed necessary and appropriate either to enter into an agreement with a qualified custodial bank for the purpose of the safekeeping of the assets of the Accounts, or to undertake this safekeeping and custody of assets after seeking and obtaining the required exemptive relief from the Securities and Exchange Commission; and

FURTHER RESOLVED, that appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Accounts to invest in securities issued by one or more investment companies registered or not registered under the Investment Company Act of 1940, as amended, as may be specified in the respective Policies; and

FURTHER RESOLVED, that the appropriate officers of the Company, and each of them are, hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

FURTHER RESOLVED, that the term “appropriate officers”, as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.

Dated this 20th day of January, 2002.

/s/ John R. Kenney     /s/ Jerome C. Vahl

John R. Kenney	Jerome C. Vahl

/s/ James R. Walker                                               /s/ Jack E. Zimmerman

James R. Walker	Jack E. Zimmerman